Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

ENERGY MANAGEMENT INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	20-1415044
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

Unit A, 13/F, Gee Luen Factory Building
316-318 Kwun Tong Road
Kowloon, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 2621 3288

Securities registered pursuant to Section 12(b) of the Act:

(Title of Class)	(Name of exchange on which registered)
n/a	n/a

Securities registered pursuant to section 12(g) of the Act:

(Title of Class)

Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act  ☐

FORM 10

ENERGY MANAGEMENT INTERNATIONAL, INC.

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SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this registration statement may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. The words “anticipate,” “believe,” “estimate,” “may,” “expect” and similar expressions are generally intended to identify forward-looking statements. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation, those discussed under the captions “Risk Factors,” and elsewhere in this registration statement. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. Such forward-looking statements include, but are not limited to, statements about our:

•	expectations for increases or decreases in expenses;

•	expectations for incurring capital expenditures to expand our products and services or our geographical reach;

•	expectations for generating revenue or becoming profitable on a sustained basis;

•	expectations or ability to enter into marketing and other partnership agreements;

•	our ability to compete against other companies;

•	our ability to attract and retain key personnel;

•	estimates of the sufficiency of our existing cash and cash equivalents to finance our operating requirements;

•	the volatility of our stock price;

•	expected losses; and

•	expectations for future capital requirements.

The forward-looking statements contained in this registration statement reflect our views and assumptions as of the effective date of this registration statement. Except as required by law, we assume no responsibility for updating any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

References in this registration statement to the “Company,” “ENMI,” “we,” “us” and “our” refer to Energy Management International, Inc., a Nevada company.

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Item 1:	Business

OVERVIEW

We are engaged primarily in the sale and distribution of COVID-19 rapid antigen tester sets through our wholly owned subsidiary Ho Shun Yi Limited (“HSY”). We commenced operations in Hong Kong in October 2020 and sell our products primarily in Hong Kong. HSY was organized as a private limited liability company on July 9, 2018, in Hong Kong and is a wholly owned subsidiary of DH Investment Group Limited (“DHIG”). We acquired DHIG on July 26, 2021. Our corporate organization chart is below.

We reported a net income of $8,700 and $0 for the years ended March 31, 2021 and 2020, respectively. We had current assets of $74,360 and current liabilities of $65,670 as of March 31, 2021. As of March 31, 2020, our current assets and current liabilities were $0. We have prepared our financial statements for the years ended March 31, 2021 and 2020 assuming that we will continue as a going concern. Our continuation as a going concern is dependent upon improving our profitability and the continuing financial support from our stockholders. Our sources of capital in the past have included the sale of equity securities, which include common stock sold in private transactions and short-term and long-term debts.

We are organized under the laws of the State of Nevada as a holding company that conducts its business through a number of subsidiaries organized under the laws of foreign jurisdictions such as Hong Kong and the British Virgin Islands. This may have an adverse impact on the ability of U.S. investors to enforce a judgment obtained in U.S. Courts against these entities, or to effect service of process on the officers and directors managing the foreign subsidiaries.

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History

We were incorporated in the state of Nevada on July 9, 2004, under the name Amerivestors,, Inc.. On March 3, 2009, we changed our name to Gust Engineering & Speed Production, Inc. and on October 27, 2009, we changed our name to Energy Management International, Inc., our current name.

Since inception to 2018, the Company posted periodic reports on the OTCMarkets website under the alternative reporting standard with the 12/31/2010 Quarterly Report being the last report. Thereafter, the Company ceased reporting and failed to file its Annual list due July 31, 2019 with the Nevada Secretary of State. This resulted in the revocation of the Company’s corporate charter.

In November, 2020, Barbara McIntyre Bauman in her capacity as a stockholder of the Company applied for custodianship of the Company with the District Court sitting in Clark County, Nevada (the “Court”) to revive the Company. Ms. Bauman was ultimately appointed by the Court to serve as custodian of the Company on January 11, 2021. Ms. Bauman served as the custodian until April 19, 2021, when Ms. Bauman’s motion to terminate custodianship of the Company was granted by the Court. A copy of the court records relating to the application and termination of custodianship of the Company are attached as Exhibit 99.1 hereto.

In connection with serving as the custodian, Ms. Bauman was appointed to serve as the sole executive officer and director of the Company effective January 11, 2021. Ms. Bauman subsequently returned the Company to Good Standing Status with the Nevada Secretary of State and caused the Company to re-commence posting periodic reports on the OTC Markets website under the alternative reporting standard. On March 2, 2021, the Company issued to Ms. Bauman 2,000,000,000 shares of common stock for repayment of related party debt totaling $6,610. On February 22, 2021, the Company issued to Ms. Bauman 3,500,000 shares of Series A Preferred Stock, for repayment of the related party debt totaling $4,403. These debts were incurred in connection with reviving and maintaining the Company.

On May 13, 2021. Ms. Bauman sold 2,000,000,000 shares of the Company’s common stock and 3,500,000 shares of the Company’s Series A Preferred Stock to Sally Kin Yi LO and Daily Success Development Ltd. for aggregate consideration of Three Hundred Forty Thousand Dollars ($340,000). In connection with the acquisition, Ms. Bauman resigned from her positions as Chief Executive Officer and Chief Operating Officer and Sally Kin Yi LO was appointed to serve as our Chief Executive Officer, Chief Financial Officer, Secretary and director. It is our understanding that the purchasers are not U.S. Persons within the meaning of Regulations S. Accordingly, the Shares are being sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, Regulation D and Regulation S promulgated thereunder.

Effective July 1, 2021, Daily Success Development Limited converted 520,000 shares of its Series A Preferred Stock into 1,040,000,000 shares of Common Stock. As a result, Daily Success Development Limited holds 2,340,000,000 Common Shares (56.30%) and 1,755,000 Series A Preferred Shares (56.30%).

Effective July 1, 2021, Sally Lo converted 280,000 shares of its Series A Preferred Stock into 560,000,000 shares of Common Stock. As a result, Sally Lo holds 1,260,000,000 Common Shares (30.31%) and 945,000 Series A Preferred Shares (30.29%).

Acquisition of DH Investment Group Limited (“DHIG”), Our Testing Business

On July 26, 2021, we acquired all of the issued and outstanding shares of DH Investment Group Limited, a limited liability company organized under the laws of the British Virgin Islands (“DHIG”), from its shareholders Sally Lo and Daily Success Development Limited in exchange for 100,000 shares of our Series B Preferred Stock. DHIG operates its COVID-19 antigen testing business through its wholly owned subsidiary Ho Shun Yi Limited, a limited liability company organized under the laws of Hong Kong. In connection with the acquisition, each of Sally Lo and Daily Success Development Limited received 35,000 and 65,000 shares of our Series B Convertible Preferred Stock, respectively. Each one (1) shares of the Series B Convertible Preferred Stock is convertible ten (10) shares of our Common Stock. The Company relied on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Act in selling the Company’s securities to the shareholders of DHIG.

Prior to the Share Exchange, the Company was considered as a shell company due to its nominal assets and limited operation. The transaction will be treated as a recapitalization of the Company.

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The Share Exchange between the Company and DHIC on July 26, 2021, is deemed a merger of entities under common control for which Miss Sally Kin Yi LO is the common director and shareholder of both the Company and DHIG. Under the guidance in ASC 805 for transactions between entities under common control, the assets, liabilities and results of operations, are recognized at their carrying amounts on the date of the Share Transfer, which required the retrospective combination of the Company and DHIG for all periods presented.

As a result of our acquisition of DHIG, we entered into the COVID-19 antigen testing business. We intend to make additional acquisitions in the same industry and hope to expand into other territories such as China. We also hope to make opportunistic acquisitions in other industries in the future, regardless of whether such industries relate to the COVID-19 antigen testing business.

On June 29, 2021, our Board of Directors authorized and approved the amendment and restatement of our Articles of Incorporation to: (i) change our name to DH Enchantment Inc.; and (ii) amend the powers, rights and designation of the Series A Convertible Preferred Stock; and (iii) effectuate a 5:1 reverse split, all of which are subject to final authorization by FINRA. The Board of Directors of the Company also approved the designation of 10,000,000 shares of Series B Convertible Preferred Stock which took effect immediately.

Our Business

We are engaged primarily in the sale and distribution of COVID-19 rapid antigen tester sets. We are one of the authorized commercial distributors of the INDICAID COVID-19 Rapid Antigen Test in the Hong Kong market. We commenced operations in Hong Kong in October 2020 and sell our tester sets primarily in Hong Kong. Our operating subsidiary, Ho Shun Yi Limited (“HSY”), is a wholly owned subsidiary of DH Investment Group Limited (“DHIG”).

The INDICAID COVID-19 Rapid Antigen Test is developed and manufactured in Hong Kong. We believe that our INDICAID product constitutes approximately 90% of the rapid antigen tests used in Hong Kong. The INDICAID product can provide a COVID-19 testing result in approximately 20 minutes. The INDICAID product does not replace the formal nucleic acid testing, but we believe our quick pre-screening product may provide officials with the information necessary to decrease the time of community closure, while lowering the risk of virus spread.

We are actively seeking partnerships with distributors in other countries to expand the INDICAID product into additional markets. Since the INDICAID product is considered a hygienic product, we believe that our product will be subject to much simpler import regulations. We also hope to make opportunistic acquisitions in other industries in the future, regardless of whether such industries relate to the COVID-19 antigen testing business.

Our sources of capital in the past have included the sale of equity securities, which include common stock sold in private transactions to our executive officers or existing shareholders, capital leases and short-term and long-term debts. We expect to finance future acquisitions through a combination of the foregoing. While we believe that existing shareholders and our officers and directors will continue to provide the additional cash to make acquisitions and to meet our obligations as they become due or that we will obtain external financing, there can be no assurance that we will be able to raise such additional capital resources on satisfactory terms. We believe that our current cash and other sources of liquidity discussed below are adequate to support operations for at least the next 12 months.

Product

Images of our product are shown below:

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Sales and Marketing.

Our main customer is major distributor of personal hygiene products into the market. The distributor handles all retail market channels, which minimize our sales and marketing costs. Similar model will be applied when expanding to other overseas markets.

Major Customers.

All of our major customers are located in Hong Kong. During the years ended March 31, 2021 and 2020, the following customer accounted for 10% or more of our total net revenues:

	Year ended March 31, 2021		March 31, 2021
Customer	Revenues	Percentage of revenues	Accounts receivable
Uni-Alliance Limited	$172,879	82%	$1,592

For the year ended March 31, 2020, there were no customers.

Generally, we are not a party to any long-term agreements with our customers. From time to time, we may enter into long term contracts with major customers and subcontract the performance of the performance of the contract to corresponding network partner according to the price and area.

Major Suppliers/Vendors.

For the year ended March 31, 2021 and 2020, the following vendors represented more than 10% of the Company’s cost of revenues.

Supplier name	Year ended March 31, 2021		March 31, 2021
	Cost of revenues	Percentage of cost of revenues	Accounts payable
Phase Scientific International Limited	$165,956	100%	$1,397

For the year ended March 31, 2020, there were no suppliers.

Seasonality.

Our business is highly dependent upon the COVID-19 pandemic in Hong Kong and China. In Hong Kong and China, we expect the needs for COVID-19 screening and testing will continue for at least two more years. More demands of pre-screening is expected when the China and Hong Kong borders are re-opened for travelers, while a more efficient screening test is required to prevent another community breakout and spread of the virus.

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Insurance.

We maintain certain insurance in accordance with customary industry practices in Hong Kong. Under Hong Kong law it is a requirement that all employers in the city must purchase Employee's Compensation Insurance to cover their liability in the event that their staff suffers an injury or illness during the normal course of their work. ENMI maintains Employee’s Compensation Insurance, vehicle insurance and third party risks insurance for its business purposes.

CORPORATE INFORMATION

Our principal executive and registered offices are located at Unit A, 13/F, Gee Luen Factory Building, 316-318 Kwun Tong Road, Kowloon, Hong Kong, telephone number +852 2621 3288.

INTELLECTUAL PROPERTY AND PATENTS

We expect to rely on, trade secrets, copyrights, know-how, trademarks, license agreements and contractual provisions to establish our intellectual property rights and protect our brand and services. These legal means, however, afford only limited protection and may not adequately protect our rights. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of resources and management attention.

In addition, the laws of Hong Kong and the PRC may not protect our brand and services and intellectual property to the same extent as U.S. laws, if at all. We may be unable to fully protect our intellectual property rights in these countries.

We intend to seek the widest possible protection for significant product and process developments in our major markets through a combination of trade secrets, trademarks, copyrights and patents, if applicable. We anticipate that the form of protection will vary depending upon the level of protection afforded by the particular jurisdiction. We expect that our revenue will be derived principally from our operations in Hong Kong and China where intellectual property protection may be limited and difficult to enforce. In such instances, we may seek protection of our intellectual property through measures taken to increase the confidentiality of our findings.

We intend to register trademarks as a means of protecting the brand names of our companies and products. We intend protect our trademarks against infringement and also seek to register design protection where appropriate.

We rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. We expect that, where applicable, we will require our employees to execute confidentiality agreements upon the commencement of employment with us. We expect these agreements to provide that all confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. The agreements will also provide that all inventions conceived by the individual while rendering services to us shall be assigned to us as the exclusive property of our company. There can be no assurance, however, that all persons who we desire to sign such agreements will sign, or if they do, that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

COMPETITION

Our INDICAID product has been endorsed and used by the Hong Kong government and is currently well established with user communities. As such our competition in the COVID-19 rapid antigen test market is currently limited. Our competitive landscape may be significantly altered if new testing technology is introduced into the market by third parties. We may face some prospective competitors when we expand to overseas markets, who have greater financial resources, broader product and service offerings, longer operating histories, larger customer base and greater brand recognition, or they are controlled or subsidized by foreign governments, which will enable them to raise capital and enter into strategic relationships more easily. We believe that we compete on the basis of a number of factors, including business model, operational capabilities, pricing and service quality.

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EMPLOYEES

We have the following full time employees located at Hong Kong as set forth below:

Executive officers	1
Operation	1
Administration Staff	–
Total	2

We are required to contribute to the pension fund for all eligible employees in Hong Kong between the ages of eighteen and sixty five. We are required to contribute a specified percentage of the participant’s income based on their ages and wage level. For the years ended March 31, 2021 and 2020, the pension contributions by us were $387 and $0, respectively. We have not experienced any significant labor disputes or any difficulties in recruiting staff for our operations.

GOVERNMENT AND INDUSTRY REGULATIONS

Our business is located in Hong Kong and is subject to the laws and regulations of Hong Kong governing businesses concerning, in particular labor, occupational safety and health, contracts, tort and intellectual property. Furthermore, we need to comply with the rules and regulations of Hong Kong governing the data usage and regular terms of service applicable to our potential customers or clients. As the information of our potential customers or clients is preserved in Hong Kong, we need to comply with the Hong Kong Personal Data (Privacy) Ordinance.

Hong Kong

The INDICAID COVID-19 Rapid Antigen Test product is endorsed by the Hong Kong government and is used by all government tests, but since the product is still consider new, accuracy of the product may still be challenged and may face future regulatory requirements.

The Employment Ordinance is the main piece of legislation governing conditions of employment in Hong Kong since 1968. It covers a comprehensive range of employment protection and benefits for employees, including Wage Protection, Rest Days, Holidays with Pay, Paid Annual Leave, Sickness Allowance, Maternity Protection, Statutory Paternity Leave, Severance Payment, Long Service Payment, Employment Protection, Termination of Employment Contract, Protection Against Anti-Union Discrimination. In addition, every employer must take out employees’ compensation insurance to protect the claims made by employees in respect of accidents occurred during the course of their employment.

An employer must also comply with all legal obligations under the Mandatory Provident Fund Schemes Ordinance, (CAP485). These include enrolling all qualifying employees in MPF schemes and making MPF contributions for them. Except for exempt persons, employer should enroll both full-time and part-time employees who are at least 18 but under 65 years of age in an MPF scheme within the first 60 days of employment. The 60-day employment rule does not apply to casual employees in the construction and catering industries. Pursuant to the said Ordinance, we are required to make MPF contributions for our Hong Kong employees once every contribution period (generally the wage period within 1 month). Employers and employees are each required to make regular mandatory contributions of 5% of the employee’s relevant income to an MPF scheme, subject to the minimum and maximum relevant income levels. For a monthly-paid employee, the minimum and maximum relevant income levels are $1,547 and $3,846, respectively.

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REPORTS TO SECURITY HOLDERS

Upon the effective date of this Registration Statement, we will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly, will file current and periodic reports, proxy statements and other information with the Securities and Exchange Commission, or the Commission. Information that the Company previously publicly disclosed was made through the OTC Disclosure and News Service and are available on the OTC Markets Group’s website at www.otcmarkets.com. With respect to disclosures filed or furnished to the Commission, you may obtain copies of our prior and future reports from the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, or on the SEC's website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We currently do not have an internet website, but will also make available free of charge electronic copies of our filings upon request.

Item 1A.	Risk Factors

The following information sets forth risk factors that could cause our actual results to differ materially from those contained in forward-looking statements we have made in this registration statement and those we may make from time to time. You should carefully consider the risks described below, in addition to the other information contained in this registration statement, before making an investment decision. Our business, financial condition or results of operations could be harmed by any of these risks. The risks and uncertainties described below are not the only ones we face. Additional risks not presently known to us or other factors not perceived by us to present significant risks to our business at this time also may impair our business operations.

Risks Related to Our Business and Industry

We are a single product company and our product, the INDICAID COVID-19 Rapid Antigen Test, is new and may be subject to challenge as new technologies and COVID-19 variants develop.

We are one of the authorized Hong Kong distributors of the INDICAID COVID-19 Rapid Antigen Test which is endorsed by the Hong Kong government and used by its agencies. The test, however, is relatively new, and given the rise of multiple COVID-19 variants, the accuracy of our product may be adversely affected and challenged. If new technologies or other testing products are developed which provide better accuracy and efficiency or lower costs, our market dominance and financial results may be materially and adversely affected.

Our plan to expand into additional markets may be affected by global government health policies.

Our overseas expansion plan is highly dependent upon the policies of regional governments regarding the need for quick pre-screening tests of COVID-19. If regional governments determine that the urgency for community test and detection of COVID-19 carriers has abated, the need for our product may correspondingly be reduced. As such our financial results may be adversely affected.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in Hong Kong and China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around the effects of US-China governmental policies and political climate, financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions, and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our company. If such allegations are not proven to be groundless, our company and business operations will be severely negatively affected and your investment in our stock could be rendered worthless.

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The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. We expect the Hong Kong legal system to rapidly evolve in the near future and may become closer aligned with legal system in China. As such, the interpretations of many laws, regulations and rules may not always be uniform and the enforcement of these laws, regulations and rules may involve uncertainties for you and us. Our ability to operate in Hong Kong may be harmed by these changes in its laws and regulations, including those relating to taxation, import and export tariffs, healthcare regulations, environmental regulations, land use and property ownership rights, and other matters. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in Hong Kong or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Hong Kong properties or joint ventures. Any divesture or similar action could result in a material adverse effect on us and on your investment in us.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in Hong Kong based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

All of our current operations are conducted in Hong Kong. Moreover, most of our current directors and officers are nationals or residents of Hong Kong. All or a substantial portion of the assets of these persons are located outside the United States and in the Hong Kong. As a result, it may not be possible to effect service of process within the United States or elsewhere outside Hong Kong upon these persons. In addition, uncertainty exists as to whether the courts of Hong Kong would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Hong Kong against us or such persons predicated upon the securities laws of the United States or any state thereof.

We are indebted to certain of our executive officers and directors in the approximate amount of US$63,887.

As of March 31, 2021, we are indebted to Sally Lo, our executive officers and directors, in an approximate amount of $63,887. We may not be able to generate sufficient cash flow to repay these loans. If we issue additional securities as repayment, our shareholders may experience significant dilution. Additionally, loan repayment before achievement of profitability may cause us to delay implementing our business plans to expand.

We are also subject to other risks and uncertainties that affect many other businesses, including:

•	increasing costs, the volatility of costs and funding requirements and other legal mandates for employee benefits, especially pension and healthcare benefits;
•	the increasing costs of compliance with federal, state and foreign governmental agency mandates (including the Foreign Corrupt Practices Act) and defending against inappropriate or unjustified enforcement or other actions by such agencies;
•	the impact of any international conflicts on the U.S. and global economies in general, the transportation industry or us in particular, and what effects these events will have on our costs or the demand for our services;
•	any impacts on our business resulting from new domestic or international government laws and regulation;
•	market acceptance of our new service and growth initiatives;
•	the impact of technology developments on our operations and on demand for our services;
•	governmental underinvestment in transportation infrastructure, which could increase our costs and adversely impact our service levels due to traffic congestion or sub-optimal routing of our vehicles;
•	widespread outbreak of an illness or any other communicable disease, or any other public health crisis; and
•	availability of financing on terms acceptable to our ability to maintain our current credit ratings, especially given the capital intensity of our operations.

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If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We may rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. However, trade secrets are difficult to protect. We limit disclosure of such trade secrets where possible but we also seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who do have access to them, such as our employees, contract manufacturers, consultants, advisors and other third parties. Despite these efforts, any of these parties may breach the agreements and may unintentionally or willfully disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. Moreover, if any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

Risks Related to Our Finances and Capital Requirements

We will need additional funding and may be unable to raise capital when needed, which would force us to delay any business expansions or acquisitions.

Our business plan contemplates the expansion of our operations through organic means and through acquisitions or investments in additional complementary businesses, products and technologies. While we currently have no commitments or agreements relating to any of these types of transactions, we do not generate sufficient revenue from operations to finance expansion or acquisition needs. We expect to finance such future cash needs through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements, as well as through interest income earned on cash and investment balances. We cannot be certain that additional funding will be available on acceptable terms, or at all. If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate one or more of our development programs or our commercialization efforts.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish proprietary rights.

Until such time, if ever, as we can generate substantial revenue, we expect to finance our cash needs through a combination of equity offerings, debt financings, grants and license and development agreements in connection with any collaborations. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

Risks Relating to Securities Markets and Investment in Our Stock

There is presently none and there may not ever be an active market for our Common Stock. There are restrictions on the transferability of these securities.

There currently is no market for our Common Stock and, except as otherwise described herein, we have no plans to file any registration statement or otherwise attempt to create a market for the shares. Even if an active market develops for the shares, Rule 144, which provides for an exemption from the registration requirements under the Securities Act under certain conditions, requires, among other conditions, a holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. There can be no assurance that we will fulfill any reporting requirements in the future under the Exchange Act or disseminate to the public any current financial or other information concerning us, as is required by Rule 144 as part of the conditions of its availability.

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Our common stock is subject to the "penny stock" rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute "penny stock". Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of the date of this prospectus, Sally Lo, our sole executive officer and director, and Daily Success Development Limited, our major stockholder, collectively beneficially own 3,600000,000 shares of our common stock, or approximately 86.61% of our issued and outstanding shares of common stock. In addition, Ms. Lo and Daily Success Development Limited also own approximately 86.54% of our issued and outstanding Series A Convertible Preferred Stock and 100% of our issued and outstanding Series B Convertible Preferred Stock.  As a result, our management team will have significant influence to:

•	Elect or defeat the election of our directors;

•	Amend or prevent amendment of our articles of incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our management team, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management. In addition, sales of significant amounts of shares held by our management team, or the prospect of these sales, could adversely affect the market price of our common stock. Our management team’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this registration statement.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

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The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a "secondary trading" exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company. Though not now, in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

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Our stock may be subject to substantial price and volume fluctuations due to a number of factors, many of which are beyond our control and may prevent our stockholders from reselling our Common Stock at a profit. The market prices for securities of logistics companies may be volatile and may fluctuate substantially due to many factors, including:

•	market conditions in the logistics sectors or the economy as a whole;

•	price and volume fluctuations in the overall stock market;

•	announcements of the introduction of new products and services by us or our competitors;

•	actual fluctuations in our quarterly operating results, and concerns by investors that such fluctuations may occur in the future;

•	deviations in our operating results from the estimates of securities analysts or other analyst comments;

•	additions or departures of key personnel;

•	legislation, including measures affecting e-commerce or infrastructure development; and

•	developments concerning current or future strategic collaborations

Item 2.	Financial Information.

Management’s Discussion and Analysis of the Results of Operations

Forward-Looking Statements

Statements in the following discussion and throughout this registration statement that are not historical in nature are “forward-looking statements.” You can identify forward-looking statements by the use of words such as “expect,” “anticipate,” “estimate,” “may,” “will,” “should,” “intend,” “believe,” and similar expressions. Although we believe the expectations reflected in these forward-looking statements are reasonable, such statements are inherently subject to risk and we can give no assurances that our expectations will prove to be correct. Actual results could differ from those described in this registration statement because of numerous factors, many of which are beyond our control. These factors include, without limitation, those described under Item 1A “Risk Factors.” We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes. Please see “Forward Looking Statements” at the beginning of this Form 10.

The following discussion of our financial condition and results of operations should be read in conjunction with our combined and consolidated financial statements and the related notes thereto and other financial information appearing elsewhere in this Form 10.

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Overview

We are at a development stage company and reported a net profit of $8,700 and $0 for the years ended March 31, 2021 and 2020, respectively. We had current assets of $74,360 and current liabilities of $65,670 as of March 31, 2021. As of March 31, 2020, our current assets and current liabilities were $0.

Results of Operations

Comparison of the fiscal years ended March 31, 2021 and March 31, 2020

The following table sets forth certain operational data for the years indicated:

	Fiscal Years Ended March 31,
	2021	2020
Revenues	$211,549	$–
Cost of revenue	(165,956)	–
Gross profit	45,593	–
General and administrative expenses	(36,893)	–
Profit from operation	8,700	–
Other expense, net	–	–
Income tax expense	–	–
Net profit	8,700	–

Revenue. We generated revenues of $211,549 and $0 for the years ended March 31, 2021 and 2020. We commenced operations from November 2020.

During the twelve months ended March 31, 2021, and 2020, the following customers accounted for 10% or more of our total net revenues:

Customer name	Year ended March 31, 2021		March 31, 2021
	Revenues	Percentage of revenues	Trade accounts receivable
Uni-Alliance Limited	$172,879	82%	$1,592

For the year ended March 31, 2020, there were no customers.

Cost of Revenue. Cost of revenue for the years ended March 31, 2021 and 2020, was $165,956 and $0, respectively. We commenced operations from November 2020.

During the twelve months ended March 31, 2021, and 2020, the following suppliers accounted for 10% or more of our total net cost of revenue:

Supplier name	Year ended March 31, 2021		March 31, 2021
	Cost of Revenues	Percentage of cost of revenues	Trade accounts payable
Phase Scientific International Limited	$165,956	100%	$1,397

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For the year ended March 31, 2020, there were no suppliers.

Gross Profit. We achieved a gross profit of $45,593 and $0 for the years ended March 31, 2021 and 2020, respectively.

We commenced operations from November 2020.

General and Administrative Expenses (“G&A”). We incurred G&A expenses of $36,893 and $0 for the years ended March 31, 2021 and 2020, respectively. The increase in G&A is primarily attributable to the employment and other expenses.

Income Tax Expense. Our income tax expenses for the years ended March 31, 2021 and 2020 were $0.

Liquidity and Capital Resources

We have never paid dividends on our Common Stock. Our present policy is to apply cash to investments in product development, acquisitions or expansion; consequently, we do not expect to pay dividends on Common Stock in the foreseeable future.

	March 31, 2021	March 31, 2020
Net cash generated from operating activities	$8,891	$–
Net cash (used in) investing activities	–	–
Net cash generated from financing activities	63,887	–

Net Cash Generated From Operating Activities.

For the year ended March 31, 2021, net cash generated from operating activities was $8,891, which consisted primarily of a net profit of $8,700, an increase in prepayments and other receivables of $1,592 and offset by an increase in accrued liabilities and other payables of $1,783.

For the year ended March 31, 2020, no net cash was provided by operating activities.

We expect to continue to rely on cash generated through financing from our existing shareholders and private placements of our securities, however, to finance our operations and future acquisitions.

Net Cash Used In Investing Activities.

For the year ended March 31, 2021, no net cash was provided by investing activities.

For the year ended March 31, 2020, no net cash was provided by investing activities.

Net Cash Used In Financing Activities.

For the year ended March 31, 2020, net cash generated from financing activities was $63,887 consisting of advances from a director.

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For the year ended March 31, 2020, no net cash was provided by financing activities.

Off-Balance Sheet Arrangements

We are not party to any off-balance sheet transactions. We have no guarantees or obligations other than those which arise out of normal business operations.

Contractual Obligations and Commercial Commitments

We had the following contractual obligations and commercial commitments as of March 31, 2021:

Contractual Obligations	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
	$	$	$	$	$
Amounts due to related parties	$63,887	$63,887	$–	$–	$–
Commercial commitments	–	–	–	–	–
Bank loan repayment	–	–	–	–	–
Total obligations	$63,887	$63,887	$–	$–	$–

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the presentation of our financial condition and results of operations and require management's subjective or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments. We believe the following accounting policies are critical in the preparation of our financial statements.

●	Use of estimates and assumptions

In preparing these combined and consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates.

●	Basis of consolidation

The combined and consolidated financial statements include the accounts of ENMI and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

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●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Revenue recognition

The Company adopted Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”) using the full retrospective transition method. The Company's adoption of ASU 2014-09 did not have a material impact on the amount and timing of revenue recognized in its financial statements.

Under ASU 2014-09, the Company recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

●	Cost of revenue

Cost of revenue consists primarily of the cost of goods sold, which are directly attributable to the sales of COVID-19 rapid tester products.

●	Income taxes

The Company adopted the ASC 740 Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the combined and consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the combined and consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences, if any, between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

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●	Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the years ended March 31, 2021 and 2020.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the combined and consolidated statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying combined and consolidated financial statements have been expressed in US$. In addition, the Company is operating in Hong Kong and maintains its books and record in its local currency, Hong Kong Dollars (“HKD”), which is its functional currency, being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of amounts from HKD into US$ has been made at the following exchange rates for the years ended March 31, 2021 and 2020:

	March 31, 2021	March 31, 2020
Year-end HKD:US$ exchange rate	0.12862	0.12898
Annualized average HKD:US$ exchange rate	0.12888	0.12856

●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying combined and consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on translation of functional currencies to presentation currency. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in combined and consolidated financial statements. For the years ended March 31, 2021 and 2020, the Company operates in one reportable operating segment in Hong Kong.

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●	Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expense in the accompanying statements of operation as the related employee service is provided.

●	Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The combined and consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

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Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

●	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Recently Issued Accounting Pronouncements

In January 2017, the Financial Accounting Standard Board (“FASB”) issued ASU 2017-04,  Intangibles - Goodwill and Other (Topic 350) : Simplifying the Accounting for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This standard, which will be effective for the Company beginning in the first quarter of fiscal year 2020, is required to be applied prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017, which resulted in no impact to the Company's Consolidated Financial Statements.

In June 2020, the FASB issued ASU 2020-07,  Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2020-07”), which supersedes ASC 505-50 and expands the scope of ASC 718 to include all share-based payments arrangements related to the acquisition of goods and services from both employees and nonemployees. For public companies, the amendments are effective for annual reporting periods beginning after December 15, 2020, including interim periods within those annual periods. Early adoption is permitted, but no earlier than a company's adoption date of ASC 606. The Company does not believe that the adoption of ASU 2020-07 will have a material impact on the Company’s consolidated financial statements.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe that the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

Item 3.	Properties.

Our corporate and executive office is located at Unit A, 13/F, Gee Luen Factory Building, 316-318 Kwun Tong Road, Kowloon, Hong Kong, telephone number +852 2621 3288. The premises are provided free of charge by our sole executive officer, Sally Lo. We believe that our existing facilities are adequate to meet our current requirements.

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Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of July 26, 2021, for: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our current executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table will have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Energy Management International, Inc., Unit A, 13/F, Gee Luen Factory Building, 316-318 Kwun Tong Road, Kowloon, Hong Kong.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Common Equity (1)
Sally Kin Yi LO (2)	1,260,000,000	30.31%

All executive officers and directors as a Group (1 person)	1,260,000,000	30.31%

5% or Greater Stockholders:
Daily Success Development Limited (3)	2,340,000,000	56.30%

(1)	Applicable percentage ownership is based on 4,156,545,807 shares of common stock outstanding as of July 30, 2021, together with securities exercisable or convertible into shares of common stock within 60 days of July 30, 2021. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of July 30, 2021, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	In addition to the common stock owned, Sally Kin Yi LO also owns 945,000 shares of Series A Preferred Stock, par value $0.002, constituting approximately 30.29% of the issued and outstanding shares of Series A Preferred Stock, and 35,000 shares of Series B Preferred Stock, par value $0.001, constituting 35% of the issued and outstanding shares of Series B Preferred Stock.

(3)	In addition to the common stock owned, Daily Success Development Limited also owns 1,755,000 shares of Series A Preferred Stock, par value $0.002, constituting approximately 56.25% of the issued and outstanding Series A Preferred Stock and 65,000 shares of Series B Preferred Stock, par value $0.001, constituting 65% of the issued and outstanding shares of Series B Preferred Stock. Daily Success Development Limited is beneficially owned by Shing Lee.

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Item 5.	Directors and Executive Officers.

The following table sets forth certain information about our directors and our executive officers.

Name	Age	Position

Sally Kin Yi LO	52	Chief Executive Officer and Director

Executive Officers and Directors

Sally Kin Yi Lo, age 52, has served as our Chief Executive Officer, Chief Financial Officer, Secretary and Director since May 14, 2021. Ms. Lo has deep experience in the commercial real estate and textile management industries. She has served as a general manager of Ho Shun Yi Limited, an antigen testing company since 2020. From 1996 to 2015, she owned, operated and managed Golden Hill Properties Co. Ms. Lo received her post graduate diploma in Management Studies from The Robert Gordon University and her higher diploma in Textile and Clothing Studies from Hong Kong Polytechnic University. Ms. Lo brings to the Board her deep experience in commercial real estate and textiles.

Family Relationships

Ms. Lo is our sole director and officer. Accordingly, there is no family relationship between any director, executive officer or person nominated to become a director or executive officer.

Involvement in Certain Legal Proceedings

No executive officer or director is a party in a legal proceeding adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

No executive officer or director has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

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•	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

•	Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Composition of our Board of Directors

Our Bylaws provide that our board of directors must consist of between one (1) and five (5) directors, and such number of directors within this range may be determined from time to time by resolution of our board of directors or our stockholders. Currently, we have one (1) director. Our Bylaws may be amended, altered or repealed exclusively by our Board of Directors.

Our Bylaws also provide that our directors may be removed with or without cause by the affirmative vote of the holders of at least a majority of the shares then entitled to vote at an election of directors. An election of our directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Our current and future executive officers and significant employees serve at the discretion of our board of directors. Our board of directors may also choose to form certain committees, such as a compensation and an audit committee.

Item 6.	Executive Compensation.

Compensation Philosophy and Objectives

Our executive compensation philosophy is to create a long-term direct relationship between pay and our performance. Our executive compensation program is designed to provide a balanced total compensation package over the executive’s career with us. The compensation program objectives are to attract, motivate and retain the qualified executives that help ensure our future success, to provide incentives for increasing our profits by awarding executives when corporate goals are achieved and to align the interests of executives and long-term stockholders. The compensation package of our named executive officers consists of two main elements:

1.	base salary for our executives that is competitive relative to the market, and that reflects individual performance, retention and other relevant considerations; and

2.	discretionary bonus awards payable in cash and tied to the satisfaction of corporate objectives.

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Process for Setting Executive Compensation

Until such time as we establish a Compensation Committee, our Board is responsible for developing and overseeing the implementation of our philosophy with respect to the compensation of executives and for monitoring the implementation and results of the compensation philosophy to ensure compensation remains competitive, creates proper incentives to enhance stockholder value and rewards superior performance. We expect to annually review and approve for each named executive officer, and particularly with regard to the Chief Executive Officer, all components of the executive’s compensation. We intend to consider individual and corporate performance measures and actual performance versus such measures to recommend such awards. Additionally, we expect to review and approve the base salary, equity-incentive awards (if any) and any other special or supplemental benefits of the named executive officers.

Currently, our sole executive officer serves as our sole director. At such time as when our Chief Executive Officer no longer serves as our sole director, we expect the Chief Executive Officer to periodically provide the Board with an evaluation of each named executive officer’s performance, based on the individual performance goals and objectives developed by the Chief Executive Officer at the beginning of the year, as well as other factors. The Board provides an evaluation for the Chief Executive Officer. These evaluations serve as the bases for bonus recommendations and changes in the compensation arrangements of our named executives.

Our Compensation Peer Group

We currently engage in informal market analysis in evaluating our executive compensation arrangements. As the Company and its businesses mature, we may retain compensation consultants that will assist us in developing a formal benchmark and selecting a compensation peer group of companies similar to us in size or business for the purpose of comparing executive compensation levels.

Program Components

Our executive compensation program consists of the following elements:

Base Salary

Our base salary structure is designed to encourage internal growth, attract and retain new talent, and reward strong leadership that will sustain our growth and profitability. The base salary for each named executive officer reflects our past and current operating profits, the named executive officer’s individual contribution to our success throughout his career, internal pay equity and informal market data regarding comparable positions within similarly situated companies. In determining and setting base salary, the Board considers all of these factors, though it does not assign specific weights to any factor. The Board generally reviews the base salary for each named executive officer on an annual basis. For each of our named executive officers, we review base salary data internally obtained by the Company for comparable executive positions in similarly situated companies to ensure that the base salary rate for each executive is competitive relative to the market.

Discretionary Bonus

The objectives of our bonus awards are to encourage and reward our employees, including the named executive officers, who contribute to and participate in our success by their ability, industry, leadership, loyalty or exceptional service and to recruit additional executives who will contribute to that success.

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Summary Compensation Table

The following summary compensation table sets forth the aggregate compensation we paid or accrued during the fiscal years ended March 31, 2021 and 2020 to (i) our Chief Executive Officer (principal executive officer), (ii) our Chief Financial Officer (principal financial officer), (iii) our three most highly compensated executive officers other than the principal executive officer and the principal financial officer who were serving as executive officers on March 31, 2021, whose total compensation was in excess of $100,000, and (iv) up to two additional individuals who would have been within the two-other-most-highly compensated but were not serving as executive officers on March 31, 2021.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Sally Kin Yi LO, CEO, CFO, Secretary and Director(2)	2021 2020	$0 $0	– –	– –	– –	– –	– –	– –	$0 $0

________________________

(1)   Ms. Lo joined us as our Chief Executive Officer, Chief Financial Officer, Secretary and Director on May 14, 2021.

Narrative disclosure to Summary Compensation Table

Ms. Lo receives no compensation in her capacity as the sole executive officer and director of the Company. As our business develops, we hope to enter into an employment arrangement with Ms. Lo in the future.

Equity Awards

There are no options, warrants or convertible securities outstanding. At no time during the last fiscal year with respect to any of our executive officers was there:

•	any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);

•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;

•	any option or equity grant;

•	any non-equity incentive plan award made to a named executive officer;

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•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or

•	any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

Director Compensation

None of our directors received any compensation for their service as a director for the year ended March 31, 2021.

Compensation Risk Management

Our Board of Directors and human resources staff conducted an assessment of potential risks that may arise from our compensation programs. Based on this assessment, we concluded that our policies and practices do not encourage excessive and unnecessary risk taking that would be reasonably likely to have material adverse effect on the Company. The assessment included our cash incentive programs, which awards non-executives with cash bonuses for punctuality. Our compensation programs are substantially identical among business units, corporate functions and global locations (with modifications to comply with local regulations as appropriate). The risk-mitigating factors considered in this assessment included:

•	the alignment of pay philosophy, peer group companies and compensation amounts relative to local competitive practices to support our business objectives; and

•	effective balance of cash, short- and long-term performance periods, caps on performance-based award schedules and financial metrics with individual factors and Board and management discretion.

Compensation Committee Interlocks and Insider Participation

We do not currently have a compensation committee and, for the year ended March 31, 2021, the compensation, if any, of our executive officers was recommended by our Chief Executive Officer and Chairman and such recommendations were approved by our board of directors. None of our executive officers currently serves as a member of the compensation committee or as a director with compensation duties of any entity that has executive officers serving on our board of directors. None of our executive officers has served in such capacity in the past 12 months.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The following is a summary of each transaction or series of similar transactions since the beginning of the fiscal years ended March 31, 2020, to which it was or is a party and that: (i) the amount involved exceeded or exceeds $120,000 or is greater than 1% of our total assets; and (ii) any of our directors or executive officers, any holder of 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

As of March 31, 2021, the amount due to a related party represented temporary advances made by the Company’s director, Sally Kin Yi LO, which was unsecured, interest-free with no fixed repayment term. Imputed interest on this amount is considered insignificant.

During the years ended March 31, 2021 and 2020, the Company has been provided free office space by its director. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

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Director Independence

Though not a listed company, we intend to adhere to the corporate governance standards adopted by NASDAQ. NASDAQ rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board conducted its annual review of director independence. During the review, our Board considered relationships and transactions since incorporation between each director or any member of her immediate family, on the one hand, and us and our subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board determined that none of the current members of our Board are independent directors under the criteria established by NASDAQ and by our Board.

Our board of directors has a chairman, Sally Kin Yi LO, who has authority, among other things, to call and preside over board meetings, to set meeting agendas and to determine materials to be distributed to the board of directors. Accordingly, the chairman has substantial ability to shape the work of the board of directors.

Item 8.	Legal Proceedings.

We are not involved in any litigation that we believe could have a material adverse effect on our financial position or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of our executive officers, threatened against or affecting our company or our officers or directors in their capacities as such.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market information

There is no established public trading market in our common stock, and a regular trading market may not develop, or if developed, may not be sustained. Our securities are quoted on the OTC Markets Pink under the symbol “ENMI”. As of July 28, 2021, the closing bid price was $0.136 per share.

	High	Low
Fiscal 2022
Quarter ended 6/30/2021	$0.12	$0.0064

Fiscal 2021
Quarter ended 3/31/2021	$0.001	$0.0042
Quarter ended 12/31/2020	$0.009	$0.0005
Quarter ended 9/30/2020	$0.0018	$0.0006
Quarter ended 6/30/2020	$0.0011	$0.00001

Fiscal 2020
Quarter ended 3/31/2020	$0.00001	$0.00001
Quarter ended 12/31/2019	$0.00001	$0.00001
Quarter ended 9/30/2019	$0.00001	$0.00001
Quarter ended 6/30/2019	$0.00001	$0.00001

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Holders

As of July 30, 2021, there were 4,156,545,807 shares of Common Stock outstanding held by approximately 76 record holders.

Dividends

We have never paid dividends on any of our capital stock and currently intend to retain our future earnings, if any, to fund the development and growth of our business. We do not expect to pay any dividends on any of our capital stock in the foreseeable future.

Stock Not Registered Under the Securities Act; Rule 144 Eligibility

Our Common Stock has not been registered under the Securities Act. Accordingly, the shares of Common Stock issued and outstanding may not be resold absent registration under the Securities Act and applicable state securities laws or an available exemption thereunder.

Rule 144

Shares of our common stock that are restricted securities will be eligible for resale in compliance with Rule 144 (“Rule 144”) of the Securities Act, subject to the requirements described below. “Restricted Securities,” as defined under Rule 144, were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares may be sold in the public market only if registered or if they qualify for an exemption from registration, such as Rule 144. Below is a summary of the requirements for sales of our common stock pursuant to Rule 144, as in effect on the date of this Form 10, after the effectiveness of this Form 10.

Affiliates

Affiliates will be able to sell their shares under Rule 144 beginning 90 days after the effectiveness of this Form 10, subject to all other requirements of Rule 144. In general, under Rule 144, an affiliate would be entitled to sell within any three-month period a number of shares that does not exceed one percent of the number of shares of our common stock then outstanding. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Persons who may be deemed to be our affiliates generally include individuals or entities that control, or are controlled by, or are under common control with, us and may include our directors and officers, as well as our significant stockholders.

Non-Affiliates

For a person who has not been deemed to have been one of our affiliates at any time during the 90 days preceding a sale, sales of our shares of common stock held longer than six months, but less than one year, will be subject only to the current public information requirement and can be sold under Rule 144 beginning 90 days after the effectiveness of this Form 10. A person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144 upon the effectiveness of this Form 10.

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Item 10.	Recent Sales of Unregistered Securities.

Custodianship

In November, 2020, Barbara McIntyre Bauman in her capacity as a stockholder of the Company applied for custodianship of the Company with the District Court sitting in Clark County, Nevada (the “Court”) to revive the Company. Ms. Bauman was ultimately appointed by the Court to serve as custodian of the Company on January 11, 2021. Ms. Bauman served as the custodian until April 19, 2021, when Ms. Bauman’s motion to terminate custodianship of the Company was granted by the Court. A copy of the court records relating to the application and termination of custodianship of the Company are attached as Exhibit 99.1 hereto.

In connection with serving as the custodian, Ms. Bauman was appointed to serve as the sole executive officer and director of the Company effective January 11, 2021. Ms. Bauman subsequently returned the Company to Good Standing Status with the Nevada Secretary of State and caused the Company to re-commence posting periodic reports on the OTCMarkets website under the alternative reporting standard. On March 2, 2021, the Company issued to Ms. Bauman 2,000,000,000 shares of common stock for repayment of related party debt totaling $6,610. On February 22, 2021, the Company issued to Ms. Bauman 3,500,000 shares of Series A Preferred Stock, for repayment of the related party debt totaling $4,403. These debts were incurred in connection with reviving and maintaining the Company.

On May 13, 2021. Ms. Bauman sold 2,000,000,000 shares of the Company’s common stock and 3,500,000 shares of the Company’s Series A Preferred Stock to Sally Kin Yi LO and Daily Success Development Ltd. for aggregate consideration of Three Hundred Forty Thousand Dollars ($340,000). In connection with the acquisition, Ms. Bauman resigned from her positions as Chief Executive Officer and Chief Operating Officer and Sally Kin Yi LO was appointed to serve as our Chief Executive Officer, Chief Financial Officer, Secretary and director. It is our understanding that the purchasers are not U.S. Persons within the meaning of Regulations S. Accordingly, the Shares are being sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, Regulation D and Regulation S promulgated thereunder.

Effective July 1, 2021, Daily Success Development Limited converted 520,000 shares of its Series A Preferred Stock into 1,040,000,000 shares of Common Stock. As a result, Daily Success Development Limited holds 2,340,000,000 Common Shares (56.30%) and 1,755,000 Series A Preferred Shares (56.25%).

Effective July 1, 2021, Sally Lo converted 280,000 shares of its Series A Preferred Stock into 560,000,000 shares of Common Stock. As a result, Sally Lo holds 1,260,000,000 Common Shares (30.31%) and 945,000 Series A Preferred Shares (30.29%).

Acquisition of DH Investment Group Limited (“DHIG”), Our Testing Business

On July 26, 2021, we acquired all of the issued and outstanding shares of DH Investment Group Limited, a limited liability company organized under the laws of the British Virgin Islands (“DHIG”), from its shareholders Sally Lo and Daily Success Development Limited in exchange for 100,000 shares of our Series B Preferred Stock. DHIG operates its COVID-19 antigen testing business through its wholly owned subsidiary Ho Shun Yi Limited, a limited liability company organized under the laws of Hong Kong. In connection with the acquisition, each of Sally Lo and Daily Success Development Limited received 35,000 and 65,000 shares of our Series B Convertible Preferred Stock, respectively. Each one (1) shares of the Series B Convertible Preferred Stock is convertible ten (10) shares of our Common Stock. The Company relied on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Act in selling the Company’s securities to the shareholders of DHIG.

Prior to the Share Exchange, the Company was considered as a shell company due to its nominal assets and limited operation. The transaction will be treated as a recapitalization of the Company.

The Share Exchange between the Company and DHIC on July 26, 2021, is deemed a merger of entities under common control for which Miss Sally Kin Yi LO is the common director and shareholder of both the Company and DHIG. Under the guidance in ASC 805 for transactions between entities under common control, the assets, liabilities and results of operations, are recognized at their carrying amounts on the date of the Share Transfer, which required the retrospective combination of the Company and DHIG for all periods presented.

As a result of our acquisition of DHIG, we entered into the COVID-19 antigen testing business.

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Item 11.	Description of Registrant’s Securities to be Registered.

The following description summarizes the material terms of our capital stock as of the date of this registration statement. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our Articles of Incorporation and our Bylaws, and to the provisions of applicable Nevada law.

On June 29, 2021, our Board of Directors authorized and approved the amendment and restatement of our Articles of Incorporation to: (i) change our name to DH Enchantment Inc.; and (ii) amend the powers, rights and designation of the Series A Convertible Preferred Stock as more fully set forth below; and (iii) effectuate a 5:1 reverse split, all of which are subject to final authorization by FINRA. Our Board of Directors also approved the designation of 10,000,000 shares of Series B Convertible Preferred Stock which took effect immediately.

Common Stock

On the date hereof, there were 4,156,545,807 shares of common stock issued and outstanding. We are authorized to issue up to 4,450,000,000 shares of our common stock, par value $0.001. Each share of common stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of Directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, our Shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of the Company, our Shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock, par value $0.001, issuable in one or more series as may be determined by the Board. Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors in its sole discretion.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Series A Convertible Preferred Stock

The Board has designated a class of Preferred Stock as the “Series A Convertible Preferred Stock,” par value $0.002, with 5,000,000 authorized shares. Currently, holders of Series A Convertible Preferred Stock are: (i) entitled to receive dividends or other distributions as may be declared by the Board of Directors; (ii) entitled to vote on all matters submitted to a vote of the shareholders together with the Common Stock holders on an as converted basis; (iii) entitled to convert each one (1) share of Series A Convertible Preferred Stock into two thousand (2,000) shares of Common Stock.

On June 29, 2021, the Board of Directors of the Company authorized and approved the amendment and restatement of our Articles of Incorporation to amend the powers, rights and designation of the Series A Convertible Preferred Stock, among other things. After the amendment, holders of the Series A Convertible Preferred Stock will not be: (i) entitled to receive dividends or other distributions; (ii) vote on matters submitted to a vote of the stockholders; and (iii) able to convert the Series A Convertible Preferred Stock into common stock or any other securities of the corporation.

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Series B Convertible Preferred Stock

Effective June 29, 2021, the Board designated a class of Preferred Stock as the “Series B Convertible Preferred Stock,” par value $0.001, with 10,000,000 authorized shares. Each one share of Series B Convertible Preferred Stock converts into 10 shares of common stock of the Corporation at the election of the holder, subject to equitable adjustments. No fractional shares of common stock are issuable upon conversion of the Series B Convertible Preferred Stock, and fractional shares shall be rounded up to the nearest whole common stock.

Voting. Holders of Series B Convertible Preferred Stock vote on an “as converted” basis on matters submitted to holders of the common stock, or any class thereof, and shall vote together with common stock holders as a class.

Dividends. Holders of Series B Convertible Preferred Stock shall fully participate, on an as-converted basis, in any dividends declared and paid or distributions on Common Stock as if the Series B Preferred Stock were converted into shares of Common Stock as of the record date for such dividend or distribution. In addition, holders of Series B Convertible Preferred Stock are entitled to receive dividends, when and as declare by the Board, on each outstanding share of Series B Convertible Preferred Stock.

Liquidation. Holders of Series B Convertible Preferred Stock are entitled to receive, out of assets of the corporation available for distribution to shareholders of the Corporation or their assignees, and subject to the rights of any outstanding shares of senior stock and before any amount shall be distributed to the holders of junior stock, a liquidating distribution (the “Liquidation Distribution”) in an amount equal to the amount such Series B Holder would have been entitled to receive had such holder converted its shares of Series B Convertible Preferred Stock into shares of Common Stock at the conversion ratio effective immediately prior to such Liquidation. If, upon any Liquidation, the amount payable with respect to the Liquidation Distribution is not paid in full, the Series B Holders and any parity stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to the respective liquidation distributions to which they are entitled.

Amendment. The corporation may not amend the Certificate of Designations for the Series B Convertible Preferred Stock without the prior written consent of the holders of the Series B Convertible Preferred Stock holding a majority of the Series B Convertible Preferred Stock then issued and outstanding, in which vote each share of Series B Convertible Preferred Stock then issued and outstanding shall have one vote, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such holders of Series B Convertible Preferred Stock.

Options

We have no options to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Warrants

We have no warrants to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Registrar

Our transfer agent is Pacific Stock Transfer Company, Inc. located at 6725 Via Austi Pikeway, Suite 300, Las Vegas, Nevada 89119, telephone number is 702-361-3033.

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Item 12.	Indemnification of Directors and Officers.

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the "Nevada Law") provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation's articles of incorporation unless a provision in the Company's Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a "Covered Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person's conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys' fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

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Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation's articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, exe

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person's status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

Our Second Amended and Restated Articles of Incorporation provide that the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by Nevada Law. In addition, our Second Amended and Restated Articles of Incorporation and our Bylaws also provide that we will indemnify our directors and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Our Second Amended and Restated Articles of Incorporation and Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item may be found beginning on page F-1 of this Form 10.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None

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Item 15.	Financial Statements and Exhibits

(a)         Financial Statements.

The following financial statements are filed as part of this registration statement:

Financial Statements:
Balance Sheet as of March 31, 2021 and 2020
Statements of Operations for Years Ended March 31, 2021 and 2020
Statement of Cash Flows for the Years Ended March 31, 2021 and 2020
Statement of Stockholders’ Equity
Notes to Financial Statements

(b)         Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation*
3.2	Certificate of Designations of preferences and rights of Series B Convertible Preferred Stock*
3.3	Bylaws*
4.1	Specimen certificate evidencing shares of Common Stock***
4.2	Description of Securities**
10.1	Share Exchange Agreement dated July 26, 2021, by and among Energy Management International, Inc., DH Investment Group Limited, a British Virgin Island corporation, Sally Lo and Daily Success Development Ltd.*
21	Subsidiaries*
99.1	Custodianship Records*

*	Filed herewith
**	Incorporated by reference to Item 11 of this Registration Statement.
***	To be filed by amendment

33

INDEX TO FINANCIAL STATEMENTS

ENERGY MANAGEMENT INTERNATIONAL, INC.

F-1

J&S ASSOCIATE (AF002380) (Registered with PCAOB and MIA) UNIT B222,SOLARIS DUTAMAS 1, JALAN DUTAMAS 1, 50480, Kuala Lumpur, Malaysia. Tel : 03-62053622 Fax : 03-62053623 Fax : jspartner348@gmail.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Director and Stockholder of

ENERGY MANAGEMENT INTERNATIONAL, INC.

Opinion on the Financial Statements

We have audited the accompanying combined and consolidated balance sheets of Energy Management International, Inc. and its subsidiaries (the ‘Company’) as of March 31, 2021 and 2020, and the related combined and consolidated statements of operations and comprehensive income, stockholders’ equity (deficit), and cash flows for the years ended March 31, 2021 and 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021 and 2020, and the results of its operations and its cash flows for the years ended March 31, 2021 and 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ J&S Associate

We have served as the Company’s auditor since 2021.

Kuala Lumpur, Malaysia

August 4, 2021

F-2

ENERGY MANAGEMENT INTERNATIONAL, INC.

COMBINED AND CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	March 31,
	2021	2020

ASSETS
Current asset:
Cash and cash equivalents	$1,592	$–
Prepayment and other receivables	72,768	–

Total current assets	74,360	–

TOTAL ASSETS	$74,360	$–

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities and other payables	$1,783	$–
Amount due to a director	63,887	–

Total current liabilities	65,670	–

TOTAL LIABILITIES	65,670	–

Commitments and contingencies	–	–

STOCKHOLDERS’ EQUITY
Convertible preferred shares; 50,000,000 shares authorized, and 45,000,000 shares undesignated as of March 31, 2021 and 2020, respectively
Series A Preferred stock, $0.002 par value; 5,000,000 shares designated; 3,920,001 and 0 issued and outstanding, as of March 31, 2021 and 2020, respectively	7,840	–
Series B Preferred stock, $0.001 par value; 10,000,000 shares to be designated; 100,000 shares to be issued	100	100
Common stock, $0.001 par value; 4,450,000,000 shares authorized; 2,556,545,807 and 0 shares issued and outstanding as of March 31, 2021 and 2020, respectively	2,556,545	–
Accumulated other comprehensive loss	(10)	–
Accumulated deficit	(2,555,785)	(100)

Stockholders’ equity	8,690	–

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$74,360	$–

See accompanying notes to combined and consolidated financial statements.

F-3

ENERGY MANAGEMENT INTERNATIONAL, INC.

COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”))

	Years ended March 31,
	2021	2020

Revenue, net	$211,549	$–

Cost of revenue	(165,956)	–

Gross profit	45,593	–

Operating expenses:
General and administrative expenses	(36,829)	–
Professional fee	(64)	–

Total operating expenses	(36,893)	–

INCOME BEFORE INCOME TAXES	8,700	–

Income tax expense	–	–

NET INCOME	8,700	–

Other comprehensive income:
Foreign currency adjustment loss	(10)	–

COMPREHENSIVE INCOME	$8,690	$–

Net income per share – Basic and Diluted	$0.00	$–

Weighted average common shares outstanding
Basic	2,556,545,807	–
Diluted	2,557,545,807	–

See accompanying notes to combined and consolidated financial statements.

F-4

ENERGY MANAGEMENT INTERNATIONAL, INC.

COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Series A preferred stock		Series B Preferred stock to be issued		Common stock		Additional	Accumulated other	(Accumulated losses)	Total stockholders’
	No. of shares	Amount	No. of shares	Amount	No. of shares	Amount	paid-in capital	comprehensive income	retained earnings	(deficit) equity

Balance as of April 1, 2019	–	$–	100,000	$100	–	$–	$–	$–	$(100)	$–

Net income for the year	–	–	–	–	–	–	–	–	–	–

Balance as of March 31, 2020	–	$–	100,000	$100	–	$–	$–	$–	$(100)	$–

Balance as of April 1, 2020	–	$–	100,000	$100	–	$–	$–	$–	$(100)	$–

Shares issued for acquisition of legal acquirer	3,920,001	7,840	–	–	2,556,545,807	2,556,545	14,792,744	–	(17,357,129)	–
Recapitalization of legal acquirer	–	–	–	–	–	–	(14,792,744)	–	14,792,744	–
Foreign currency translation adjustment	–	–	–	–	–	–	–	(10)	–	(10)
Net income for the year	–	–	–	–	–	–	–	–	8,700	8,700

Balance as of March 31, 2021	3,920,001	$7,840	100,000	$100	2,556,545,807	$2,556,545	$–	$(10)	$(2,555,785)	$8,690

See accompanying notes to combined and consolidated financial statements.

F-5

ENERGY MANAGEMENT INTERNATIONAL, INC.

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”))

	Years ended March 31,
	2021	2020

Cash flows from operating activities:
Net income	$8,700	$–

Change in operating assets and liabilities:
Prepayment and other receivables	(1,592)	–
Accrued liabilities and other payables	1,783	–
Net cash generated from operating activities	8,891	–

Cash flows from financing activities:
Advance from a director	63,887	–
Net cash generated from financing activities	63,887	–

Foreign currency translation adjustment	(10)	–

Net change in cash and cash equivalents	72,768	–

BEGINNING OF YEAR	–	–

END OF YEAR	$72,768	$–

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$–	$–
Cash paid for interest	$–	$–

See accompanying notes to combined and consolidated financial statements.

F-6

ENERGY MANAGEMENT INTERNATIONAL, INC.

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.       DESCRIPTION OF BUSINESS AND ORGANIZATION

Energy Management International, Inc. (the “Company”) was incorporated in the State of Nevada on July 9, 2004 under the name Amerivestors, Inc. On March 3, 2009, the Company changed its name to Gust Engineering & Speed Productions, Inc. and on October 27, 2009, the Company changed its name to Energy Management International, Inc., its current name.

Currently, the Company through its subsidiary, mainly the sale and distribution of COVID-19 rapid antigen tester set. This business commenced its operations in Hong Kong in October 2020.

On July 26, 2021, the Company consummated the Share Exchange Transaction (the “Share Exchange”) among DH Investment Group Limited (“DHIG”) and its shareholders. The Company acquired all of the issued and outstanding shares of DHIG from DHIG’s shareholders, in exchange for 100,000 shares of Series B preferred stock, at par value of $0.001. Upon completion of the Share Exchange, DHIG became a 100% owned subsidiary of the Company.

Prior to the Share Exchange, the Company was considered as a shell company due to its nominal assets and limited operation. The transaction will be treated as a recapitalization of the Company.

Upon the Share Exchange between the Company and DHIC on July 26, 2021, is a merger of entities under common control that Miss Sally Kin Yi LO is the common director and shareholder of both the Company and DHIG. Under the guidance in ASC 805 for transactions between entities under common control, the assets, liabilities and results of operations, are recognized at their carrying amounts on the date of the Share Exchange, which required retrospective combination of the Company and DHIG for all periods presented.

Description of subsidiaries

Name	Place of incorporation and kind of legal entity	Principal activities and place of operation	Particulars of registered/ paid up share capital	Effective interest held

DH Investment Group Limited	British Virgin Islands	Investment holding	100 ordinary shares at par value of US$1	100%

Ho Shun Yi Limited	Hong Kong	Sale and distribution of COVID-19 rapid antigen tester set	10,000 ordinary shares for HK$10,000	100%

The Company and its subsidiaries are hereinafter referred to as the “Company”.

F-7

ENERGY MANAGEMENT INTERNATIONAL, INC.

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying combined and consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying combined and consolidated financial statements and notes.

●	Basis of presentation

These accompanying combined and consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

●	Use of estimates and assumptions

In preparing these combined and consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates.

●	Basis of consolidation

The combined and consolidated financial statements include the accounts of ENMI and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Revenue recognition

The Company adopted Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”) using the full retrospective transition method. The Company's adoption of ASU 2014-09 did not have a material impact on the amount and timing of revenue recognized in its condensed combined and consolidated financial statements.

Under ASU 2014-09, the Company recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

F-8

ENERGY MANAGEMENT INTERNATIONAL, INC.

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

●	Cost of revenue

Cost of revenue consists primarily of the cost of goods sold, which are directly attributable to the sales of COVID-19 rapid tester products.

●	Income taxes

The Company adopted the ASC 740 Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the combined and consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the combined and consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences, if any, between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

●	Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the years ended March 31, 2021 and 2020.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the combined and consolidated statement of operations.

F-9

ENERGY MANAGEMENT INTERNATIONAL, INC.

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The reporting currency of the Company is United States Dollar ("US$") and the accompanying combined and consolidated financial statements have been expressed in US$. In addition, the Company is operating in Hong Kong and maintains its books and records in its local currency, Hong Kong Dollars (“HKD”), which is its functional currency, being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of amounts from HKD into US$ has been made at the following exchange rates for the years ended March 31, 2021 and 2020:

	March 31, 2021	March 31, 2020
Year-end HKD:US$ exchange rate	0.12862	0.12898
Annualized average HKD:US$ exchange rate	0.12888	0.12856

●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying combined and consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on translation of functional currencies to presentation currency. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in combined and consolidated financial statements. For the years ended March 31, 2021 and 2020, the Company operates in one reportable operating segment in Hong Kong.

●	Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expense in the accompanying statements of operation as the related employee service is provided.

●	Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

F-10

ENERGY MANAGEMENT INTERNATIONAL, INC.

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The combined and consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s combined and consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-11

ENERGY MANAGEMENT INTERNATIONAL, INC.

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

●	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, prepayment and other receivables, accrued liabilities and other payables and amount due to a director, approximate their fair values because of the short maturity of these instruments.

●	Recent accounting pronouncements

In January 2017, the Financial Accounting Standard Board (“FASB”) issued ASU 2017-04,  Intangibles - Goodwill and Other (Topic 350) : Simplifying the Accounting for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This standard, which will be effective for the Company beginning in the first quarter of fiscal year 2020, is required to be applied prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017, which resulted in no impact to the Company's financial statements.

F-12

ENERGY MANAGEMENT INTERNATIONAL, INC.

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

In June 2020, the FASB issued ASU 2020-07,  Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2020-07”), which supersedes ASC 505-50 and expands the scope of ASC 718 to include all share-based payments arrangements related to the acquisition of goods and services from both employees and nonemployees. For public companies, the amendments are effective for annual reporting periods beginning after December 15, 2020, including interim periods within those annual periods. Early adoption is permitted, but no earlier than a company's adoption date of ASC 606. The Company does not believe that the adoption of ASU 2020-07 will have a material impact on the Company’s financial statements.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe that the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

3.       AMOUNT DUE TO A RELATED PARTY

As of March 31, 2021, the amount due to a related party represented temporary advances made by the Company’s director, Sally Kin Yi LO, which was unsecured, interest-free with no fixed repayment term. Imputed interest on this amount is considered insignificant.

4.       STOCKHOLDERS’ EQUITY (DEFICIT)

Authorized shares

The Company is authorized to issue 50,000,000 shares of preferred stock, with a par value of $0.001. The Company has one class of Series A Preferred Stock designated with 5,000,000 shares authorized as Series A Preferred Stock, par value of $0.002 per share.

The Company is authorized to issue 4,450,000,000 shares of common stock, with a par value of $0.001.

Issued and outstanding shares

As of March 31, 2021 and 2020, 3,920,001 and 0 shares of Series A preferred stock were issued and outstanding, respectively.

As of March 31, 2021 and 2020, 2,556,545,807 and 0 shares of common stock were issued and outstanding, respectively.

On September 15, 2020, the Company issued 2,000,000,000 shares of its common stock to its former shareholder to settle the outstanding debts.

On February 22, 2021, the Company issued 3,500,000 shares of Series A preferred stock to its former shareholder to settle the outstanding debts.

On June 29, 2021, the Company authorized to execute and file with the Secretary of State of the Nevada the Articles of Amendment, (i) to amend the designation for Series A Preferred Stock; (ii) to designate 10,000,000 shares as Series B preferred stock. The Company also approved a 5:1 reverse split, subject to final authorization by FINRA.

F-13

ENERGY MANAGEMENT INTERNATIONAL, INC.

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

On July 26, 2021, the Company consummated the Share Exchange Transaction among DH Investment Group Limited (“DHIG”) and its shareholders and issued 100,000 shares of Series B preferred stock in exchange for 100% equity interest of DHIG. Upon completion of the Share Exchange Transaction, DHIG became a 100% owned subsidiary of the Company.

5.	INCOME TAX

The provision for income taxes consisted of the following:

Years ended March 31,
	2021	2020

Current tax	$–	$–
Deferred tax	–	–

Income tax expense	$–	$–

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate as mentioned below. The Company, however, mainly operates in Hong Kong.

United States of America

ENMI is registered in the State of Nevada and is subject to the tax laws of United States of America.

For the years ended March 31, 2021 and 2020, there were no operating income.

BVI

Under the current BVI law, the Company is not subject to tax on income.

F-14

ENERGY MANAGEMENT INTERNATIONAL, INC.

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Hong Kong

The Company’s subsidiary operating in Hong Kong is subject to Hong Kong Profits Tax at the two-tiered profits tax rates from 8.25% to 16.5% on the estimated assessable profits arising in Hong Kong during the current year, after deducting a tax concession for the tax year. The reconciliation of income tax rate to the effective income tax rate for the years ended March 31, 2021 and 2020 is as follows:

	Years ended March 31,
	2021	2020

Income before income taxes	$8,700	$–
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	1,435	–
Tax effect of non-deductible items	213	–
Tax effect of tax holiday	(1,648)	–

Income tax expense	$–	$–

6.       RELATED PARTY TRANSACTIONS

From time to time, the director of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and had no fixed terms of repayment. As of March 31, 2021, the balance due to a director was $63,887.

During the years ended March 31, 2021 and 2020, the Company has been provided free office space by its director. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Apart from the transactions and balances detailed elsewhere in these accompanying combined and consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

7.       CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)       Major customers

For the year ended March 31, 2021, there was one single customer exceeding 10% of the Company’s revenue. This customer accounted for $172,879, representing 82% of the Company’s revenue with $1,592 accounts receivable at March 31, 2021.

F-15

ENERGY MANAGEMENT INTERNATIONAL, INC.

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

For the year ended March 31, 2020, there were no customers.

All of the Company’s customers are located in Hong Kong.

(b)       Major vendor

For the year ended March 31, 2021, there was one vender with purchases totaling $165,956, representing 100% of purchases with $1,397 of accounts payable at March 31, 2021.

For the year ended March 31, 2020, there were no suppliers.

The Company’s vendor is located in Hong Kong.

(c)       Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(d)       Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

(e)       Risk from COVID-19 pandemic

The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in Hong Kong in a limited period during 2020. Due to the nature of the Company’s business, the impact of the closure on the operational capabilities was not significant. The extent to which the COVID-19 outbreak impacts the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity and mutation of the virus and the actions to contain its impact , that are beyond the Company’s control. There is no guarantee that the Company’s revenues will grow or remain at a similar level in the foreseeable period.

8.       COMMITMENTS AND CONTINGENCIES

As of March 31, 2021 and 2020, the Company has no material commitments or contingencies.

F-16

ENERGY MANAGEMENT INTERNATIONAL, INC.

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

9.       SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before combined and consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2021, up through the date the Company issued the audited combined and consolidated financial statements. The Company had the following material recognizable subsequent events:

On June 29, 2021, the Company authorized and approved the amendment and restatement of our Articles of Incorporation to: (i) change our name to DH Enchantment Inc.; and (ii) amend the powers, rights and designation of the Series A Convertible Preferred Stock as more fully set forth below; and (iii) effectuate a 5:1 reverse split, all of which are subject to final authorization by FINRA. The Company also approved the designation of 10,000,000 shares of Series B Convertible Preferred Stock which took effect immediately.

After the amendment, holders of the Series A Convertible Preferred Stock will not be: (i) entitled to receive dividends or other distributions; (ii) vote on matters submitted to a vote of the stockholders; and (iii) able to convert the Series A Convertible Preferred Stock into common stock or any other securities of the corporation.

On July 26, 2021, the Company consummated the Share Exchange Transaction among DH Investment Group Limited (“DHIG”) and its shareholders (Sally Lo and Daily Success Development Ltd.) and issued 100,000 shares of Series B preferred stock in exchange for 100% equity interest of DHIG. Upon completion of the Share Exchange Transaction, DHIG became a 100% owned subsidiary of the Company. Sally Lo, our sole executive officer and director, received 35,000 shares of our Series B Convertible Preferred Stock, and Daily Success Development Ltd., our significant shareholder, received 65,000 shares of our Series B Convertible Preferred Stock.

F-17

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Energy Management International, Inc.

By:	/s/ Sally Kin Yi LO
Sally Kin Yi LO
Title: Chief Executive Officer

August 4, 2021

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